UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 6, 2005

VERSANT CORPORATION

(Exact name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction of Incorporation)

000-28540	94-3079392
(Commission File Number)	(I.R.S. Employer Identification Number)

6539 Dumbarton Circle
Fremont California 94555

(Address of Principal Executive Offices, including Zip Code)

(510) 789-1500

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.06. Material Impairments.

In Item 2.06 of its report on Form 8-K filed with the Securities and Exchange Commission on August 26, 2005, Versant Corporation, or “Versant,” reported that, as a result of a valuation it had undertaken pursuant to Financial Accounting Standards Board Statement No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”), Versant had concluded that material impairment charges against its goodwill and intangible assets were required, although Versant was unable to then determine an accurate estimate of the amounts or range of amounts of these impairment charges.

On September 6, 2005, Versant determined that the amount of these impairment charges consisted of a $10.3 million charge for impairment of goodwill and a $2.6 million charge for impairment of intangible assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSANT CORPORATION

Date: September 12, 2005	By:	/s/ Jochen Witte
Jochen Witte, Chief Executive Officer